Exhibit 99.1

Kolltan Pharmaceuticals, Inc.

Consolidated Financial Statements

December 31, 2014 and 2015

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

Kolltan Pharmaceuticals, Inc.

We have audited the accompanying consolidated financial statements of Kolltan Pharmaceuticals, Inc. and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2014 and 2015 and the related consolidated statements of operations and comprehensive loss, of changes in convertible preferred stock and stockholders’ deficit and of cash flows for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to error or fraud.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on effectiveness of the Company’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kolltan Pharmaceuticals, Inc. and its subsidiaries as of December 31, 2014 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses from operations, has an accumulated deficit and will require additional financing to fund future operations.  These circumstances raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 27, 2016

KOLLTAN PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,
	2014	2015
Assets
Current assets:
Cash and cash equivalents	$13,078	$12,439
Marketable securities	32,367	5,249
Prepaid expenses and other current assets	1,642	544
Total current assets	47,087	18,232
Property and equipment, net	3,049	2,674
Total assets	$50,136	$20,906

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,273	$783
Accrued expenses and other current liabilities	4,744	5,560
Total current liabilities	7,017	6,343
Long-term liabilities	328	147
Total liabilities	7,345	6,490

Commitments and contingencies (Note 7)
Convertible preferred stock (Series A, B, C and D), $0.001 par value; 160,000,000 shares authorized at December 31, 2014 and 2015; 124,090,909 shares issued and outstanding at December 31, 2014 and 2015; aggregate liquidation preference of $148,724 at December 31, 2015	138,800	138,800
Stockholders’ deficit:
Common stock, $0.001 par value; 202,500,000 shares authorized at December 31, 2014 and 2015; 23,057,453 and 23,184,631 shares issued and outstanding at December 31, 2014 and 2015, respectively	23	23
Additional paid-in capital	6,508	8,613
Accumulated other comprehensive loss	(14)	(1)
Accumulated deficit	(102,526)	(133,019)
Total stockholders’ deficit	(96,009)	(124,384)
Total liabilities, convertible preferred stock and stockholders’ deficit	$50,136	$20,906

The accompanying notes are an integral part of these consolidated financial statements.

KOLLTAN PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

	Year Ended December 31,
	2014	2015

Revenue	$—	$—
Operating expenses:
Research and development expenses	23,841	21,454
General and administrative expenses	11,480	9,128
Total operating expenses	35,321	30,582
Loss from operations	(35,321)	(30,582)
Interest income	37	67
Other income (expense), net	191	22
Net loss	(35,093)	(30,493)
Accruing dividends on convertible preferred stock	(2,931)	(3,115)
Net loss attributable to common stockholders	$(38,024)	$(33,608)

Net loss per share attributable to common stockholders, basic and diluted	$(1.77)	$(1.45)
Weighted average common shares outstanding, basic and diluted	21,504,479	23,137,200

Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities, net of tax of $0	(14)	13
Total other comprehensive income (loss)	(14)	13
Comprehensive loss	$(35,107)	$(30,480)

The accompanying notes are an integral part of these consolidated financial statements.

KOLLTAN PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS’ DEFICIT

(In thousands, except share data)

	Series A, B, C and D					Accumulated
	Convertible		Common Stock		Additional	Other		Total
	Preferred Stock			Par	Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Value	Capital	Loss	Deficit	Deficit
Balance at December 31, 2013	64,090,909	$79,185	20,537,028	$21	$2,335	$—	$(67,433)	$(65,077)
Issuance of Series D convertible preferred stock, net of issuance costs of $385	60,000,000	59,615	—	—	—	—	—	—
Issuance of common stock in connection with Xetrios acquisition	—	—	2,367,674	2	1,963	—	—	1,965
Exercise of common stock options	—	—	152,751	—	48	—		48
Stock-based compensation expense	—	—	—	—	2,162	—	—	2,162
Unrealized loss on marketable securities	—	—	—	—	—	(14)	—	(14)
Net loss	—	—	—	—	—	—	(35,093)	(35,093)
Balance at December 31, 2014	124,090,909	138,800	23,057,453	23	6,508	(14)	(102,526)	(96,009)
Exercise of common stock options	—	—	127,178	—	36	—	—	36
Stock-based compensation expense	—	—	—	—	2,069	—	—	2,069
Unrealized gain on marketable securities	—	—	—	—	—	13	—	13
Net loss	—	—	—	—	—	—	(30,493)	(30,493)
Balance at December 31, 2015	124,090,909	$138,800	23,184,631	$23	$8,613	$(1)	$(133,019)	$(124,384)

The accompanying notes are an integral part of these consolidated financial statements.

KOLLTAN PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2014	2015
Cash flows from operating activities:
Net loss	$(35,093)	$(30,493)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,162	2,069
Depreciation and amortization expense	622	723
Amortization of premium on marketable securities	62	255
Loss on disposal of property and equipment	1	2
Non-cash research and development expense recorded in connection with Xetrios acquisition	2,325	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(785)	1,098
Accounts payable	1,300	(1,115)
Accrued expenses and other current liabilities	2,986	441
Long-term liabilities	126	(181)
Net cash used in operating activities	(26,294)	(27,201)
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	34,977	45,681
Purchases of marketable securities	(57,491)	(18,805)
Purchases of property and equipment	(378)	(359)
Proceeds from sales of property and equipment	—	9
Payments made in connection with Xetrios acquisition	(360)	—
Net cash provided by (used in) investing activities	(23,252)	26,526
Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock, net of issuance costs	59,615	—
Proceeds from exercise of common stock options	48	36
Net cash provided by financing activities	59,663	36
Net increase (decrease) in cash and cash equivalents	10,117	(639)
Cash and cash equivalents at beginning of year	2,961	13,078
Cash and cash equivalents at end of year	$13,078	$12,439

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued in connection with Xetrios acquisition	$1,965	$—

The accompanying notes are an integral part of these consolidated financial statements.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

1.  Nature of Business and Basis of Presentation

Kolltan Pharmaceuticals, Inc. (the “Company,” “we,” “our” or “us”) was incorporated under the laws of the State of Delaware in November 2007 and commenced research operations in July 2008. We are a clinical-stage biopharmaceutical company focused on the discovery and development of novel antibody-based drugs targeting receptor tyrosine kinases (“RTKs”) for use in oncology and immunology. We are a leader in understanding the mechanism of action and the biomedical roles of RTKs and their signaling pathways. We are employing a systematic investigation of RTKs and applying our insights with the goal of developing important new medicines with novel mechanisms of action.

We have prepared our consolidated financial statements on a basis which assumes that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2015, we have experienced recurring losses and had an accumulated deficit of $133,019. We anticipate that we will continue to incur negative cash flows from operations in the foreseeable future, driven by continued investment in advancing our product candidate programs in clinical trials, developing a robust research pipeline, business development activities, and general business operations. As of December 31, 2015, we had cash and cash equivalents of $12,439 and marketable securities of $5,249. As of April 27, 2016, we expect that our cash, cash equivalents and marketable securities of $17,688 as of December 31, 2015 will be sufficient to fund our operations through at least June 2016. Our future viability beyond that point is dependent on our ability to raise additional capital to finance our operations. Although we have been successful in raising capital in the past, there is no assurance that we will be successful in obtaining such additional financing on acceptable terms to us, or at all. These circumstances raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We expect to seek additional funding through debt or equity financings and/or collaboration agreements. Our failure to do so would have a material adverse impact on our prospects and financial condition. There can be no assurance that any contemplated additional debt or equity financing or collaboration will be available on terms acceptable to us, if at all. The terms of any financing may adversely affect the holdings or rights of our stockholders. If we are unable to obtain funding, we could be required to delay, reduce or eliminate research and development programs or future commercialization efforts, which could adversely affect our business prospects.

In June 2013, we established a wholly owned subsidiary, Bulldog Pharmaceuticals, Inc., a British Virgin Islands corporation, to hold the license of our lead product candidate, KTN3379. In August 2014, we acquired Xetrios Therapeutics, Inc. (“Xetrios”), which then became a wholly owned subsidiary. In November 2014, we established a wholly owned subsidiary, Eltam Pharmaceuticals, Inc., as a British Virgin Islands corporation, to hold the intellectual property and licenses related to TAM RTKs that we obtained through our acquisition of Xetrios. In October 2015, we established a wholly owned subsidiary, Abigail Pharmaceuticals, Inc., as a British Virgin Islands corporation, to hold certain intellectual property related to our product candidate, KTN0158. The accompanying consolidated financial statements include the accounts of Kolltan Pharmaceuticals, Inc. and its wholly owned subsidiaries, after the elimination of all significant intercompany accounts and transactions.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

We have made revisions on the accompanying consolidated statement of operations and comprehensive loss and in Note 11 to correct immaterial errors in the reported amounts of net loss attributable to common stockholders and net loss per share attributable to common stockholders for the year ended December 31, 2014. These revisions increased the net loss attributable to common stockholders from $35,093 to $38,024 due to the inclusion of $2,931 of accruing dividends on convertible preferred stock and increased the corresponding net loss per share attributable to common stockholders, basic and diluted, from $1.63 to $1.77. Based upon our evaluation of relevant factors, we concluded that the revisions to the consolidated statements of operations and comprehensive loss noted above

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

represent errors that are not material, individually or in the aggregate, to our previously issued consolidated financial statements.

2.  Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of expenses during the reporting periods. Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to, the accrual of research and development expenses and the valuation of common stock and stock-based awards. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Actual results could differ from our estimates.

Research and Development Expenses

All research and development costs are expensed as incurred. These costs include the following:

•                  salaries and other related costs, including stock-based compensation expense, for personnel in research and development functions;

•                  expenses incurred under agreements with third parties, including contract research organizations, contract manufacturing organizations, academic institutions and consultants, that conduct preclinical studies and clinical trials;

•                  costs associated with preclinical and clinical activities and regulatory operations;

•                  costs of acquiring, developing and manufacturing clinical trial materials;

•                  expenses related to the in-license of certain technologies and early-stage drug compounds; and

•                  allocated depreciation and other facility-related and overhead expenses.

We record payments made for research and development services prior to the services being rendered as prepaid expenses on our consolidated balance sheet and expense them as those services are provided.

Stock-Based Compensation

We measure all stock-based awards issued to employees and directors at the fair value of the award on the date of grant using the Black-Scholes option-pricing model. We recognize the fair value of the awards as expense, net of estimated forfeitures, over the requisite service period of the award, which is generally the vesting period of the respective award. The straight-line method of expense recognition is applied to all awards with service-only conditions.

For stock-based awards granted to nonemployee consultants, we recognize compensation expense based on the fair value of the award on the date on which the related service is complete. Compensation expense is recognized over the period during which services are rendered by such nonemployee consultants until completed. At the end of each financial reporting period prior to completion of service, the fair value of these awards is remeasured using the then-current fair value of our common stock and updated assumption inputs in the Black-Scholes option-pricing model.

We classify stock-based compensation expense in our consolidated statement of operations and comprehensive loss in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

We recognize compensation expense for only the portion of awards that are expected to vest. In developing a forfeiture rate estimate, we have considered our historical experience to estimate pre-vesting forfeitures for service-based awards. The impact of a forfeiture rate adjustment will be recognized in full in the period of adjustment, and if the actual forfeiture rate is materially different from our estimate, we may be required to record adjustments to stock-based compensation expense in future periods.

We estimate the fair value of each stock option grant on the date of grant using the Black-Scholes option-pricing model. Because we are a private company and lack company-specific historical and implied volatility information, we estimate our expected stock volatility based on the historical volatility of a publicly traded group of peer companies, and we expect to continue to do so until such time as we have adequate historical data regarding the volatility of our own traded stock price. The expected term of our stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The expected term of stock options granted to nonemployees is equal to the contractual term of the option award. We determine the risk-free interest rate by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Our expected dividend yield is based on the fact that we have never paid cash dividends and do not expect to pay any cash dividends in the foreseeable future.

Patent Costs

We record all patent-related costs incurred in connection with filing and prosecuting patent applications as general and administrative expenses as incurred, as recoverability of such expenditures is uncertain.

Income Taxes

We account for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements or in our tax returns. Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. We assess the likelihood that our deferred tax assets will be recovered from future taxable income and, to the extent we believe, based upon the weight of available evidence, that it is more likely than not that all or a portion of deferred tax assets will not be realized, we establish a valuation allowance through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.

We account for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more likely than not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

Comprehensive Loss

Comprehensive loss includes net loss as well as other changes in stockholders’ equity (deficit) that result from transactions and economic events other than those with stockholders. Our only element of other comprehensive income (loss) in all periods presented was unrealized gains (losses) on available-for-sale marketable securities.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

Basic and Diluted Net Income (Loss) per Common Share

We compute net income (loss) per share using the two-class method, as we have issued various series of preferred stock that meet the definition of participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period has been distributed.

Basic net income (loss) per share attributable to common stockholders is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding during the period. All participating securities are excluded from basic weighted average common shares outstanding. Diluted net income (loss) attributable to common stockholders is computed by adjusting income (loss) attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities, including outstanding stock options. Diluted net income (loss) per share attributable to common stockholders is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period, including potential dilutive common shares assuming the dilutive effect of outstanding stock options.

Our convertible preferred stock contractually entitles the holders of such shares to participate in dividends declared on shares of our common stock but does not contractually require the holders of such shares to participate in losses. Accordingly, in periods in which we report a net loss attributable to common stockholders, diluted net loss per share attributable to common stockholders is the same as basic net loss per share attributable to common stockholders, since dilutive common shares are not assumed to have been issued if their effect is antidilutive. We reported a net loss attributable to common stockholders for the years ended December 31, 2014 and 2015.

Cash and Cash Equivalents

We classify highly liquid investments with original maturities at the time of purchase of 90 days or less as cash equivalents. We invest excess cash primarily in money market funds, U.S. government and government agency debt securities, corporate debt securities and commercial paper. Cash equivalents, which consist of money market funds, corporate debt securities and commercial paper, are stated at fair value.

Marketable Securities

Marketable securities with original maturities of greater than 90 days and remaining maturities of less than one year from the balance sheet date are classified as short term. Marketable securities with remaining maturities of greater than one year from the balance sheet date are classified as long term.

We classify all of our investments as available-for-sale securities. Our marketable securities are measured and reported at fair value using quoted market prices in active markets and quoted prices in inactive markets or other observable inputs. Unrealized gains and losses are reported as a separate component of stockholders’ equity (deficit). The cost of securities sold is determined on a specific identification basis, and realized gains and losses are included in other income (expense) within our consolidated statement of operations and comprehensive loss. If any adjustment to fair value reflects a decline in the value of the investment, we consider available evidence to evaluate the extent to which the decline is “other than temporary” and reduce the investment to fair value through a charge to the consolidated statement of operations and comprehensive loss. No such adjustments were necessary during the years ended December 31, 2014 and 2015.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

Fair Value Measurements

We are often required to measure certain assets and liabilities at fair value, either upon initial recognition or for subsequent accounting or reporting. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•                  Level 1—Quoted prices in active markets for identical assets or liabilities.

•                  Level 2—Observable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•                  Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

We utilize the hierarchy of the three input levels noted above to measure the fair value of our cash equivalents and short-term marketable securities. The carrying amounts for accounts payable and for accrued expenses and other current liabilities approximate fair value due to the short-term nature of these liabilities.

Concentration of Credit Risk and Significant Suppliers

Financial instruments that potentially expose us to concentration of credit risk consist primarily of cash and cash equivalents and our short-term marketable securities. We generally invest our cash in money market funds, U.S. government securities, corporate debt securities, commercial paper and certificates of deposit at several high quality financial institutions. We do not believe we are subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

We are completely dependent on third-party manufacturers and product suppliers for preclinical research activities and clinical study activities. In particular, we rely on one manufacturer to purchase from third-party suppliers the materials necessary to produce our lead product candidate for clinical trials, and we rely on a different manufacturer for our second product candidate. We are in discussion with additional potential manufacturers. Our research programs would be adversely affected by a significant interruption in the supply of active pharmaceutical ingredients or drug product.

Deferred Offering Costs

We capitalize certain legal, accounting and other third-party fees that are directly associated with in-process equity financings as deferred offering costs (long term) until such financings are consummated. After consummation of the equity financing, these costs are recorded in stockholders’ equity (deficit) as a reduction of additional paid-in capital generated as a result of the offering. Should the equity financing no longer be considered probable of being consummated, the deferred offering costs would be expensed immediately as a charge to operating expenses in the consolidated statement of operations.

As of December 31, 2014, we recorded a general and administrative expense of $2,018 related to the write-off of deferred offering costs we had capitalized in 2014 in connection with a proposed initial public offering of our common stock (“IPO”), due to our board of directors’ determination in January 2015 to not pursue an IPO at that time. We had no deferred offering costs remaining capitalized as of December 31, 2014 or 2015.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Additions and improvements are capitalized, while maintenance and repairs are expensed as incurred. Asset and accumulated depreciation accounts are relieved for dispositions, with resulting gains or losses reflected in our consolidated statement of operations and comprehensive loss.

Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets, or for leasehold improvements, over the remaining term of the lease, if shorter. The estimated useful lives for each major asset classification are as follows:

Asset Classification	Estimated Useful Life
Laboratory equipment	7 years
Office equipment	3 to 5 years
Leasehold improvements	lesser of lease term or 9 years
Furniture and fixtures	7 years

Impairment of Long-Lived Assets

Long-lived assets consist of property and equipment. We review the carrying values of our long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable. Factors that we consider in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, we compare forecasts of undiscounted cash flows expected to result from the use and ultimate disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impairment asset over its fair value, determined based on discounted cash flows. Useful lives are periodically evaluated to determine whether events or circumstances have occurred which indicate the need for revision. To date, we have not recorded any impairment losses on long-lived assets.

Research Contract Costs and Accruals

We have entered into various research and development contracts with research institutions and other companies, both inside and outside of the United States. These agreements are generally cancelable, and related payments are recorded as research and development expenses as incurred. We record accruals for estimated ongoing research costs. When evaluating the adequacy of the accrued liabilities, we analyze progress of the studies, including the phase or completion of events, invoices received and contracted costs. We make significant judgments and estimates in determining the accrued balances at the end of any reporting period. Actual results could differ from our estimates. To date, our historical accrual estimates have not been materially different from the actual costs.

Segment Data

We manage our operations as a single operating segment for purposes of assessing performance and making operating decisions. We are focused on the discovery and development of novel antibody-based drugs targeting RTKs for use in oncology and immunology. No revenue has been generated since our inception, and all of our tangible assets are held in the United States.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

Recently Issued and Adopted Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09. The standard will eliminate the transaction- and industry-specific revenue recognition guidance and replace it with a principle-based approach for determining revenue recognition. This guidance is effective for entities other than public business entities for annual reporting periods beginning after December 15, 2018. Early adoption is permitted for annual reporting periods beginning after December 15, 2016. We are currently evaluating the impact that the adoption of this standard will have on our consolidated financial statements

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments in this update will explicitly require a company’s management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. The new standard will be effective for other than public business entities in the first annual reporting period ending after December 15, 2017. Early adoption is permitted. We are currently evaluating the potential impact of the adoption of this standard, but believe its adoption will have no impact on our financial position, results of operations or cash flows, but may impact our disclosures.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). The standard requires that deferred tax assets and liabilities, along with any related valuation allowances, be classified as noncurrent on the balance sheet rather than being separated into current and noncurrent. This guidance is effective for entities other than public business entities for annual reporting periods beginning after December 15, 2017. Early adoption is permitted. The amendment may be applied either prospectively or retrospectively to all periods presented. We early adopted ASU 2015-17 as of December 31, 2015 on a prospective basis. As a result, all deferred tax assets and related valuation allowances as of December 31, 2015 are classified as noncurrent in our consolidated balance sheet, while prior periods remain as previously reported.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (‘‘ASU 2016-02’’). ASU 2016-02 was issued to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This guidance is effective for entities other than public business entities for annual reporting periods beginning after December 15, 2019. Early adoption is permitted. This standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. We are currently evaluating the impact that the adoption of this standard will have on our consolidated financial statements.

In March 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation—Stock Compensation (Topic 718) (‘‘ASU 2016-09’’). ASU 2016-09 identifies areas for simplification involving several aspects of accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, an option to recognize gross stock compensation expense with actual forfeitures recognized as they occur, and certain classifications on the statement of cash flows This guidance is effective for entities other than public business entities for annual reporting periods beginning after December 15, 2017. Early adoption is permitted. We are currently evaluating the impact that the adoption of this standard will have on our consolidated financial statements.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

3.  Fair Value of Financial Instruments

The following tables present information as of December 31, 2014 and 2015 about our assets that are measured at fair value on a recurring basis and indicate the level of the fair value hierarchy we utilized to determine such fair values:

	Fair Value Measurements as of December 31, 2014 Using:
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents	$—	$12,481	$—	$12,481
Marketable securities	—	32,367	—	32,367
	$—	$44,848	$—	$44,848

	Fair Value Measurements as of December 31, 2015 Using:
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents	$—	$12,015	$—	$12,015
Marketable securities	—	5,249	—	5,249
	$—	$17,264	$—	$17,264

As of December 31, 2014 and 2015, our cash equivalents that were invested in money market funds, corporate debt securities and commercial paper were valued based on Level 2 inputs. In determining the fair value of our marketable securities valued using Level 2 inputs, we primarily rely on quoted prices for identical securities in markets that are not active. During the years ended December 31, 2014 and 2015, there were no transfers between Level 1, Level 2 and Level 3.

As of December 31, 2014 and 2015, marketable securities had a maximum remaining maturity of approximately twelve months and three months, respectively.

As of December 31, 2014 and 2015, the fair value of our available-for-sale marketable securities by type of security was as follows:

	December 31, 2014
	Amortized	Gross Unrealized	Gross Unrealized	Fair
	Cost	Gains	Losses	Value
U.S. government agency debt securities	$7,987	$—	$(2)	$7,985
Corporate debt securities	22,144	—	(12)	22,132
Commercial paper	2,249	1	—	2,250
	$32,380	$1	$(14)	$32,367

	December 31, 2015
	Amortized	Gross Unrealized	Gross Unrealized	Fair
	Cost	Gains	Losses	Value
Corporate debt securities	3,001	—	(1)	$3,000
Commercial paper	2,249	—	—	2,249
	$5,250	$—	$(1)	$5,249

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

4.  Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following as of December 31, 2014 and 2015:

	December 31,
	2014	2015
Prepaid research and development costs	$891	$206
State tax credit exchange	140	165
Interest receivable	212	9
Other	399	164
	$1,642	$544

5.  Property and Equipment

Property and equipment consisted of the following as of December 31, 2014 and 2015:

	December 31,
	2014	2015
Laboratory equipment	$1,961	$2,035
Office equipment	494	550
Leasehold improvements	2,343	2,511
Furniture and fixtures	335	342
	5,133	5,438
Less: Accumulated depreciation and amortization	(2,084)	(2,764)
	$3,049	$2,674

Depreciation and amortization expense was $622 and $723 for the years ended December 31, 2014 and 2015, respectively.

6.  Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following as of December 31, 2014 and 2015:

	December 31,
	2014	2015
Payroll and employee benefits	$1,550	$1,839
Manufacturing costs	1,257	1,934
Professional and consultant fees	704	765
Development costs	499	968
Gift commitment	336	—
Accrued severance costs	242	—
Other	156	54
	$4,744	$5,560

During the year ended December 31, 2014, we recognized severance expense of $1,392, including stock-based compensation of $434, in connection with the termination of certain executive-level employees.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

7.  Commitments and Contingencies

Operating Leases

In January 2009, we entered into a lease for office and laboratory space in New Haven, Connecticut. We have amended the lease several times to add additional space. The lease in effect as of December 31, 2015 expires in April 2016 and has two renewal options, the first for an additional three-year term and the second for an additional two-year term. The terms of the lease provide for rental payments on a monthly basis and on a graduated scale. The lease also requires us to pay additional amounts for operating and maintenance expenses. We recognize rent expense on a straight-line basis over the lease period and record deferred rent for rent expense incurred but not paid. As of December 31, 2014 and 2015, deferred rent totaled $203 and $182, respectively, of which $42 and $35, respectively, was included in accrued expenses and other current liabilities and $160 and $147, respectively, was included in long-term liabilities. Rent expense under the operating lease for our facilities was $596 and $627 for the years ended December 31, 2014 and 2015, respectively. As of December 31, 2015, future minimum lease payments due under the operating lease were $212, all of which is due in 2016.

Subsequent to December 31, 2015, we exercised a renewal option on our current office lease (see Note 16).

Indemnification Agreements

In the ordinary course of business, we may provide indemnification of varying scope and terms to vendors, lessors, business partners, and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, we have entered into indemnification agreements with certain members of our board of directors that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. The maximum potential amount of future payments we could be required to make under these indemnification agreements is, in many cases, unlimited. To date, we have not incurred any material costs as a result of such indemnifications. We do not believe that the outcome of any claims under indemnification arrangements will have a material effect on our financial position, results of operations or cash flows, and we have not accrued any liabilities related to such obligations in our consolidated financial statements as of December 31, 2014 or 2015.

License and Research Agreements

We have entered into license and research agreements with various parties under which we are obligated to make contingent and non-contingent payments (see Note 14).

Litigation

We may periodically become subject to legal proceedings and claims arising in connection with ongoing business activities, including claims or disputes related to patents that have been issued or that are pending in the field of research on which we are focused. As of December 31, 2015, we had no legal proceedings to which we, or our subsidiaries, were a party or to which our property is subject.

8.  Convertible Preferred Stock

As of December 31, 2015 our certificate of incorporation, as amended and restated (the “Certificate of Incorporation”), authorizes us to issue 160,000,000 shares of $0.001 par value preferred stock. We have issued Series A, Series B, Series C and Series D convertible preferred stock (collectively, the “Convertible Preferred Stock”). We classify the Convertible Preferred Stock outside of stockholders’ equity (deficit) because the holders of Convertible Preferred Stock have liquidation rights in the event of a deemed liquidation that, in certain situations, is not solely within our control.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

In March 2014, we issued 60,000,000 shares of Series D convertible preferred stock at an issuance price of $1.00 per share and received gross proceeds of $60,000. In connection with this financing, we paid total issuance costs of $385.

The following tables summarize our Convertible Preferred Stock as of December 31, 2014 and 2015:

	December 31, 2014
		Preferred			Common
	Preferred	Shares			Stock Issuable
	Shares	Issued and	Carrying	Liquidation	Upon
	Designated	Outstanding	Value	Preference	Conversion
Series A convertible preferred stock	40,000,000	40,000,000	$39,526	$40,000	40,000,000
Series B convertible preferred stock	10,000,000	9,090,909	9,781	11,945	9,408,900
Series C convertible preferred stock	24,999,999	15,000,000	29,878	31,731	18,424,876
Series D convertible preferred stock	60,000,000	60,000,000	59,615	61,933	60,000,000
	134,999,999	124,090,909	$138,800	$145,609	127,833,776

	December 31, 2015
		Preferred			Common
	Preferred	Shares			Stock Issuable
	Shares	Issued and	Carrying	Liquidation	Upon
	Designated	Outstanding	Value	Preference	Conversion
Series A convertible preferred stock	40,000,000	40,000,000	$39,526	$40,000	40,000,000
Series B convertible preferred stock	10,000,000	9,090,909	9,781	12,000	9,408,900
Series C convertible preferred stock	24,999,999	15,000,000	29,878	32,391	18,424,876
Series D convertible preferred stock	60,000,000	60,000,000	59,615	64,333	60,000,000
	134,999,999	124,090,909	$138,800	$148,724	127,833,776

Dividends

Dividends accrue on shares of Series B and Series C convertible preferred stock at the rate of $0.044 per annum, provided, however, that such accruing dividends shall be limited to a maximum amount of $0.22 per share of Series B and Series C convertible preferred stock. Dividends accrue on shares of Series D convertible preferred stock at the rate of $0.04 per annum, provided, however, that such accruing dividends shall be limited to a maximum amount of $0.20 per share of Series D convertible preferred stock. Such dividends are cumulative and accrue whether or not declared by our board of directors; however, such dividends are payable only when, as, and if declared by our board of directors or upon a Liquidation Event (as defined below). Such dividends have not been accreted to the carrying value of the Series B, Series C and Series D convertible preferred stock as a Liquidation Event is not yet probable and the holders of the Convertible Preferred Stock have no redemption rights. No dividends have been declared. Dividends do not accrue on shares of Series A convertible preferred stock.

For the computation of net loss per share attributable common to stockholders (see Note 11), accruing undeclared dividends on Series B, Series C and Series D convertible preferred stock increased the net loss attributable to common stockholders for the years ended December 31, 2014 and 2015 by $2,931 and $3,115, respectively.

Liquidation Rights

In the event of our liquidation, dissolution, or winding-up, either voluntary or involuntary, or upon our insolvency, acquisition or a transfer of all or substantially all of our assets (each a “Liquidation Event”), the holders of Series D convertible preferred stock are entitled to receive, prior to and in preference to the holders of Series A, Series B and Series C convertible preferred stock and common stock, from our assets available for distribution an

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

amount per share equal to the greater of (i) $1.00 plus any accrued but unpaid dividends, whether or not declared, together with any other declared but unpaid dividends, or (ii) such amount per share as would have been payable had all shares of Series D convertible preferred stock been converted into common stock immediately prior to such Liquidation Event. The holders of Series D convertible preferred stock do not have participation rights after distribution of the liquidation preference.

After payments have been made in full to the holders of the Series D convertible preferred stock, then, to the extent available, holders of Series A, Series B and Series C convertible preferred stock are entitled to receive, on a pari passu basis, prior to any distribution to the holders of common stock:

•                  with respect to the Series A convertible preferred stock, an amount equal to $1.00 per share plus any accrued but unpaid dividends, whether or not declared, together with any other declared but unpaid dividends;

•                  with respect to the Series B convertible preferred stock, an amount equal to the greater of (i) $1.10 per share plus any accrued but unpaid dividends, whether or not declared, together with any other declared but unpaid dividends, or (ii) such amount per share as would have been payable had all shares of Series B convertible preferred stock been converted into common stock immediately prior to such Liquidation Event; and

•                  with respect to the Series C convertible preferred stock, an amount equal to the greater of (i) $2.00 per share plus any accrued but unpaid dividends, whether or not declared, together with any other declared but unpaid dividends, or (ii) such amount per share as would have been payable had all shares of Series C convertible preferred stock been converted into common stock immediately prior to such Liquidation Event.

After payments have been made in full to the holders of the Series A, Series B, Series C and Series D convertible preferred stock as described above, the holders of the Series A convertible preferred stock are entitled to participate with the holders of common stock in the distribution of any remaining assets, pro rata based on the number of shares of common stock held by each (on an as-converted to common stock basis). The holders of Series B and Series C convertible preferred stock do not have participation rights after distribution of the liquidation preferences described above.

Conversion

At the option of the holders of the Convertible Preferred Stock, shares may be converted to common stock at a rate equal to the original issuance price of each series of stock divided by the respective conversion price of each series of stock (initially, the original issuance price), subject to adjustment as set forth in our Certificate of Incorporation. According to those terms, the conversion price of each series of convertible preferred stock is to be (i) increased or decreased proportionally upon any stock split, subdivision or reclassification of our common stock and (ii) decreased on a weighted average-basis if, subsequent to the issuance date of each series of convertible preferred stock, we issue shares of common stock or common stock equivalents at a price per share less than the conversion price then in effect for each series of convertible preferred stock. As of December 31, 2014 and 2015, the conversion ratio was 1.00 share of common stock for each share of Series A convertible preferred stock, 1.034979 shares of common stock for each share of Series B convertible preferred stock, 1.228325 shares of common stock for each share Series C convertible preferred stock, and 1.00 share of common stock for each share of Series D convertible preferred stock. In connection with our issuance of Series D convertible preferred stock in March 2014, the conversion prices of our Series B and Series C convertible preferred stock were adjusted downward in accordance with the weighted average antidilution provisions specified in our Certificate of Incorporation, as described above.

The Convertible Preferred Stock automatically converts into shares of common stock upon the closing of an initial public offering of our common stock with a listing on the NYSE or NASDAQ and with gross proceeds to us of at least $40,000; there is no minimum price per share requirement.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

Voting and Other Rights

The holders of the Convertible Preferred Stock are entitled to vote, together with the holders of common stock, on all matters submitted to our stockholders for a vote, other than the election of members of our board of directors. Holders of each series of Convertible Preferred Stock are entitled to cast a number of votes equal to the number of shares of common stock into which each such series of Convertible Preferred Stock could be converted. So long as at least 25% of the total number of shares of Convertible Preferred Stock originally issued remain outstanding, the holders of Convertible Preferred Stock, voting together as a single class on an as-converted into common stock basis, shall be entitled to elect, from time to time, one of our directors only and shall not be entitled to vote in the election of any other director.

9.  Common Stock

As of December 31, 2014 and 2015, we had authorized the issuance of 202,500,000 shares of $0.001 par value common stock. Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of all of our stockholders. Common stockholders are not entitled to receive dividends unless declared by our board of directors. Any such dividends would be subject to the preferential dividend rights of the holders of convertible preferred stock.

10.  Stock-Based Awards

2008 Equity Incentive Plan

Our 2008 Equity Incentive Plan (the “2008 Plan”), adopted in July 2008 and as amended and restated through October 2015, provides for the granting of various awards to our officers, directors and employees and to nonemployees (consultants). As of December 31, 2015, the 2008 Plan authorized the issuance of up to 33,000,000 shares of common stock covering several different types of stock-based awards, including stock options and restricted common stock. The 2008 Plan provides that options may be granted at an exercise price of 100% of fair market value of our common stock as determined by our board of directors on the date of grant, may be exercised in full or in installments at the discretion of our board of directors or its compensation committee, and have a maximum contractual term of ten years from date of grant. Stock options we have granted under the 2008 plan generally vest over four years.

As of December 31, 2014 and 2015, there were 58,906 shares and 3,889,329 shares, respectively, of common stock remaining available for future issuance under the 2008 Plan.

Stock Option Valuation

We used the following assumptions to determine the fair value of the stock options granted to employees and directors, presented on a weighted average basis:

	Year Ended December 31,
	2014	2015
Risk- free interest rate	2.02%	1.45%
Expected term (in years)	6.3	5.6
Expected volatility	98.0%	75.0%
Expected dividend yield	0%	0%

Stock Options

The following table summarizes stock option activity for the years ended December 31, 2014 and 2015:

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

	Year Ended December 31,
	2014		2015
		Weighted		Weighted
		Average		Average
	Number	Exercise	Number	Exercise
	of Shares	Price	of Shares	Price
Outstanding at beginning of year	16,764,523	$0.30	26,751,316	$0.41
Granted	11,468,665	0.59	3,881,934	0.87
Exercised	(152,751)	0.31	(127,178)	0.28
Cancelled	(1,329,121)	0.53	(2,212,357)	0.63
Outstanding at end of year	26,751,316	$0.41	28,293,715	$0.46
Vested and expected to vest at end of year	26,687,714	$0.41	27,559,760	$0.46
Exercisable at end of year	13,212,137	$0.28	17,867,954	$0.35

The weighted average fair value of options granted during the years ended December 31, 2014 and 2015 was $0.46 and $0.55, respectively.

As of December 31, 2014, the weighted average remaining contractual term of stock options outstanding was 7.3 years, of stock options exercisable was 5.6 years, and of stock options vested and expected to vest was 7.3 years. As of December 31, 2015, the weighted average remaining contractual term of stock options outstanding was 6.5 years, of stock options exercisable was 5.4 years, and of stock options vested and expected to vest was 6.5 years.

As of December 31, 2014, the total intrinsic value of stock options outstanding was $11,534, of stock options exercisable was $7,354, and of stock options vested and expected to vest was $11,516. As of December 31, 2015, the total intrinsic value of stock options outstanding was $12,016, of stock options exercisable was $9,449, and of stock options vested and expected to vest was $11,879. The intrinsic value of stock options is calculated as the difference between the exercise price of the stock options and the fair value of our stock for those stock options that had exercise prices lower than the fair value of our common stock.

The total fair value of options vested during the years ended December 31, 2014 and 2015 was $1,527 and $2,153, respectively.

The total intrinsic value for stock options exercised during the years ended December 31, 2014 and 2015 was $80 and $73, respectively. We do not expect to realize any tax benefits from future disqualifying dispositions, if any, because we currently have a full valuation allowance recorded against our deferred tax assets.

Stock-Based Compensation Expense

The following table summarizes the classification of stock-based compensation expenses recognized in our consolidated statements of operations and comprehensive loss:

	Year Ended December 31,
	2014	2015
Research and development expenses	$602	$632
General and administrative expenses	1,560	1,437
	$2,162	$2,069

In May 2014, in connection with the termination of two executive-level employees, our board of directors approved the extension of the post-termination exercise period with respect to their existing vested options and the immediate vesting of unvested options as of their separation dates. During the year ended December 31, 2014, we recognized stock-based compensation expense of $434 with respect to these stock option modifications, of which

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

$212 was classified as research and development expense and $222 was classified as general and administrative expense.

In August 2014, in connection with the resignation of a member of our board of directors, a director designated by Yale University (“Yale”), we transferred his existing vested and unvested stock options to Yale. During the year ended December 31, 2014, we recognized stock-based compensation expense of $216 for this option modification, which was classified as general and administrative expense.

As of December 31, 2015, unrecognized stock-based compensation expense related to stock options was $4,571 and was expected to be recognized over a weighted average period of 2.6 years.

11.  Net Loss per Share

Net Loss per Share

Basic and diluted net loss per share attributable to common stockholders for the years ended December 31, 2014 and 2015 was calculated as follows:

	Year Ended December 31,
	2014	2015
Numerator:
Net loss	$(35,093)	$(30,493)
Accruing dividends on convertible preferred stock	(2,931)	(3,115)
Net loss attributable to common stockholders	$(38,024)	$(33,608)
Denominator:
Weighted average common shares outstanding, basic and diluted	21,504,479	23,137,200

Net loss per share attributable to common stockholders, basic and diluted	$(1.77)	$(1.45)

Our potential dilutive securities, which include stock options and convertible preferred stock, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. We excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:

	Year Ended December 31,
	2014	2015
Convertible preferred stock (as converted to common stock)	127,833,776	127,833,776
Stock options to purchase common stock	26,751,316	28,293,715
	154,585,092	156,127,491

12.  Income Taxes

During the years ended December 31, 2014 and 2015, we recorded no income tax benefits for the net operating losses incurred or tax credits earned in each year due to the uncertainty of realizing a benefit from those items.

The reconciliation of the effective U.S. federal statutory income tax rate to our effective tax rate is as follows:

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

	Year Ended December 31,
	2014	2015
Federal statutory income tax rate	(34.0)%	(34.0)%
State taxes, net of federal tax benefit	0.0	0.0
Research and development tax credits	(1.2)	(2.0)
Stock-based compensation	1.2	1.4
Foreign tax rate differential	10.8	13.9
Other	—	3.0
Change in deferred tax asset valuation allowance	23.2	17.7
Effective income tax rate	0.0%	0.0%

The State of Connecticut assesses corporate tax based on the higher of a tax based on income or on capital. We do not expect to pay state income tax for the foreseeable future based on the status of our product development pipeline and, therefore, the expected Connecticut state income tax rate is zero.

Net deferred tax assets as of December 31, 2014 and 2015 consisted of the following:

	December 31,
	2014	2015
Deferred tax assets:
Net operating loss carryforwards	$25,995	$31,175
Research and development tax credit carryforwards	3,145	3,745
Capitalized research and development expenses	2,170	1,407
Stock-based compensation	692	976
Capitalized organization costs	166	147
Other	98	157
Total deferred tax assets	32,266	37,607

Deferred tax liabilities:
Depreciation and amortization	(633)	(572)
Total deferred tax liabilities	(633)	(572)
Valuation allowance	(31,633)	(37,035)
Net deferred tax assets	$—	$—

As of December 31, 2015, we had $91,605 of federal net operating loss carryforwards, which have a 20-year carryforward period and begin to expire in 2028. As of December 31, 2015, we had $89,502 of state net operating loss carryforwards, which begin to expire in 2028. As of December 31, 2015, we also had available research and development tax credit carryforwards for federal and state income tax purposes of $2,275 and $1,469, respectively, which begin to expire in 2028 and 2023, respectively.

The Internal Revenue Code (“IRC”) limits the amounts of net operating loss carryforwards and research and development tax credit carryforwards that a company may use in any one year in the event of certain cumulative changes in ownership over a three-year period as described in Section 382 of the IRC. We have not performed a detailed analysis to determine whether an ownership change has occurred. Such a change of ownership could limit our utilization of net operating loss carryforwards and research and development tax credit carryforwards, and could be triggered by subsequent sales of our common or preferred stock by us or our stockholders. Any such limitation may result in the expiration of a portion of the net operating loss carryforwards or research and development credit carryforwards before utilization, which would reduce our gross deferred tax assets.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

We have evaluated the positive and negative evidence bearing upon our ability to realize a benefit from our gross deferred tax assets. We have considered our history of cumulative net losses incurred since inception and our lack of commercialization of any products or generation of any revenue from product sales since inception and have concluded that it is more likely than not that we will not realize the benefits of the deferred tax assets. Accordingly, we have established a full valuation allowance against the gross deferred tax assets as of December 31, 2014 and 2015. We reevaluate the positive and negative evidence at each reporting period.

Changes in the valuation allowance for deferred tax assets during the years ended December 31, 2014 and 2015 related primarily to the increase in our net operating loss carryforwards and were as follows:

	Year Ended December 31,
	2014	2015
Valuation allowance at beginning of year	$(23,493)	$(31,633)
Decreases recorded as benefit to income tax provision	—	—
Increases recorded to income tax provision	(8,140)	(5,402)
Valuation allowance as of end of year	$(31,633)	$(37,035)

We file tax returns in the U.S. federal jurisdiction and various states. We are subject to U.S. federal and state tax examinations for all years until our net operating loss carryforwards are utilized and the applicable statute of limitations expire.

As a result of legislation in the State of Connecticut, companies have the opportunity to exchange certain research and development tax credit carryforwards for a cash payment equivalent to 65% of the research and development tax credit, as defined. We have elected to participate in the exchange program and, as a result, recognized other income of $140 and $25 during the years ended December 31, 2014 and 2015, respectively.

13.  Acquisition of Xetrios

On August 7, 2014, through a reverse triangular merger, we acquired Xetrios, a privately held biopharmaceutical company with rights to intellectual property focused on human therapeutics targeting TAM receptors. Pursuant to the merger, our newly formed subsidiary merged with and into Xetrios, with Xetrios surviving as a wholly owned subsidiary. As consideration for the acquisition, we issued to Xetrios’ stockholders 2,367,674 shares of our common stock with aggregate fair value of $1,965 and paid $360 of liabilities of Xetrios at the time of closing of the transaction. Of the common shares issued, 473,535 shares were held by us as a source for the satisfaction of the indemnification obligations of Xetrios’ stockholders until August 7, 2015, when all such shares were released to the former stockholders of Xetrios.

We accounted for the transaction as an asset acquisition as Xetrios did not meet the definition of a business pursuant to the guidance prescribed in Accounting Standards Codification Topic 805, Business Combinations. Accordingly, related to the aggregate consideration paid, we recorded $2,325 as research and development expense in the year ended December 31, 2014. We concluded that Xetrios did not meet the definition of a business because the transaction principally resulted in our acquisition of intellectual property relating to TAM RTKs from the Salk Institute for Biological Studies in La Jolla, California that was generated in the laboratory of Dr. Greg Lemke. At the time of the merger, Xetrios did not have, and we did not acquire, any employees or tangible assets, or any processes, protocols or operating systems. Xetrios had no physical facilities and conducted no activities directly. We expensed the acquired intellectual property asset as of the acquisition date on the basis that costs of intangible assets that are purchased from others for use in research and development activities and that have no alternative future uses are research and development costs at the time the costs are incurred.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

14.  Research and Development Agreements

License Agreements

Yale License Agreement

We are party to a license agreement with Yale under which we have rights to certain RTK technology. In March 2013, we amended and restated the license agreement, which we subsequently amended in March 2014 and December 2014 (the “Yale License Agreement”). Under the Yale License Agreement, during the period before we begin commercializing a RTK royalty-bearing product, we agreed to pay Yale a low ten-thousands of dollars annual license maintenance fee, which increases to a low hundred-thousands of dollars fee if a qualifying change of control event occurs with respect to our company.

We have agreed to make a one-time payment to Yale of $3,000 with respect to each therapeutic or prophylactic RTK royalty-bearing product if we achieve a specified commercial milestone with respect to such RTK royalty-bearing product. However, in the event we sublicense a therapeutic or prophylactic RTK product in class or if a qualifying change of control event occurs with respect to our company, we have instead agreed to make multiple one-time payments of up to an aggregate of $3,000 upon achievement by the RTK royalty-bearing product of specified clinical, regulatory and commercial milestones. If we owe these payments because we entered into such a sublicense, we must make these payments retroactively for such milestones which were achieved prior to the date we enter into such a sublicense.

We have agreed to make a one-time payment to Yale of $300 with respect to each diagnostic RTK royalty-bearing product if we achieve a specified commercial milestone with respect to such RTK royalty-bearing product. However, in the event we sublicense a diagnostic RTK royalty-bearing product or if a qualifying change of control event occurs with respect to our company, we have instead agreed to make multiple one-time payments of up to an aggregate of $300 upon achievement by the RTK royalty-bearing product of specified clinical, regulatory and commercial milestones. If we owe these payments because we entered into such a sublicense, we must make these payments retroactively for such milestones which were achieved prior to the date we enter into such a sublicense.

We have also agreed to pay a low single-digit royalty on annual worldwide net sales of each RTK royalty-bearing product by us, our affiliates and our sublicensees, which is subject to reduction in specified circumstances. The amount of royalty payments to Yale is subject to an annual minimum amount ranging, with respect to therapeutic or prophylactic RTK royalty-bearing products, from the mid hundred-thousands of dollars to the low millions of dollars, and, with respect to diagnostic RTK royalty-bearing products, in the low ten-thousands of dollars. These minimum royalty payments are subject to reduction in specified circumstances, and in the event there are no RTK royalty-bearing products being commercialized, payment of the royalty will be suspended until we again commercially sell a RTK royalty-bearing product. The minimum annual royalty payments we make will be credited against royalties we owe to Yale in the same year. We have also agreed to pay to Yale a low twenties percentage of certain types of income that we receive from sublicensees of the Yale intellectual property.

Our obligation to pay the annual license maintenance fee will continue each calendar year through the earlier to occur of (1) when we begin making minimum royalty payments under the Yale License Agreement or (2) the expiration or termination of the Yale License Agreement. Unless earlier terminated by us or Yale in accordance with the Yale License Agreement, the Yale License Agreement will expire in May 2038, but may expire earlier on a country-by-country basis upon the latest to occur of: (i) the termination of the last valid claim of the patent rights included in the Yale intellectual property in the relevant country; (ii) 15 years after the last of the materials, methods or know-how included in the Yale intellectual property have been provided to us; and (iii) 15 years from the date of the first sale of a RTK royalty-bearing product.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

Spirogen License Agreement

In May 2013, we entered into a license agreement (the “Spirogen License Agreement”) with Spirogen Developments LP and Spirogen SARL (Bermuda Branch) (together, “Spirogen”). Under the Spirogen License Agreement, we were granted an exclusive license with the right to substitute under specified patent rights and know-how relating to antibody-drug conjugate warhead and linker technology for the development of a product targeting a specific RTK, with the ability to substitute a replacement target at our election prior to the earlier of a specified event or a specified date. In connection with the transaction, in 2013, we issued 2,500,000 shares of our Series C convertible preferred stock as upfront consideration to Spirogen SARL (Bermuda Branch). We valued the Series C shares issued at $2.00 per share and, as a result, recorded a non-cash charge of $5,000 as research and development expense during the year ended December 31, 2013.

Under the Spirogen License Agreement, we had also agreed to issue to Spirogen an aggregate of $22,000 in shares of our common stock, determined based on the market price of our common stock for the 30 days preceding achievement of the applicable milestone, if we achieved specified clinical milestones with respect to a targeting product. We had the right, at our election, to pay $20,000 of the aggregate value of the milestones in cash. We had agreed to thereafter issue to Spirogen an aggregate of $5,000 in shares of our common stock, or, at our election, to pay such amount in cash, if we achieved a specified clinical milestone with respect to each new indication for a targeting product. We had also agreed to pay Spirogen an aggregate of $50,000 in cash if we achieved a specified regulatory milestone, and an aggregate of $25,000 in cash in the event we achieved a specified commercial milestone with respect to each targeting product.

In addition, we had agreed to pay a royalty on net sales of targeting products by us, our affiliates and our sublicensees equal to a mid single-digit percentage, which was subject to reduction in specified situations. These royalties were payable on a product-by-product and country-by-country basis until the later to occur of the expiration of the issued patents or certain pending patent applications licensed to us by Spirogen relating to the relevant targeting product and the expiration of regulatory exclusivity granted by a regulatory authority based on the Spirogen compound.

Unless earlier terminated in accordance with the Spirogen License Agreement, the Spirogen License Agreement was due to expire on a product-by-product and country-by-country basis upon the expiration of all royalty periods for targeting products in the relevant country. Upon expiration of the Spirogen License Agreement on this basis, our licenses with respect to know-how would become fully paid-up, perpetual, irrevocable, royalty-free licenses.

Subsequent to December 31, 2015, we terminated the Spirogen License Agreement for convenience (see Note 16).

MedImmune Agreement

In July 2013, we, through Bulldog, entered into a license and option agreement with MedImmune, LLC (“MedImmune”) under which we were granted an exclusive license, with the right to sublicense, under specified patent rights and know-how that are controlled by MedImmune and relate to a monoclonal antibody targeting the ErbB3 RTK (“KTN3779”), as amended through October 2015 (the “MedImmune Agreement”). MedImmune also assigned to us the investigational new drug application (“IND”) for KTN3799 that had already been filed by MedImmune. Under the terms of the MedImmune Agreement, MedImmune assigned to us its existing inventories of KTN3779 and KTN3379 products and agreed to manufacture certain additional amounts of KTN3379 product. Under the MedImmune Agreement, we were also granted an exclusive license, with the right to sublicense, under specified patent rights and know-how that are controlled by MedImmune and relate to any antibody, other than KTN3379, that is covered by a claim of a specified patent application filed by MedImmune (“Follow-on Products”).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

We are solely responsible for all costs, activities and decision-making related to the development and commercialization of KTN3379, KTN3379 products and Follow-on Products, including patent prosecution costs.

In accordance with the terms of the MedImmune Agreement, we made an upfront payment of $4,000 in September 2013, which was recorded as research and development expense.

Under the MedImmune Agreement, we have agreed to make additional one-time payments to MedImmune of up to an aggregate of $15,000 if we achieve specified clinical and regulatory milestones with respect to a KTN3379 product, and up to an aggregate of $11,500 if we achieve specified clinical and regulatory milestones with respect to a Follow-on Product. We have also agreed to make one-time payments to MedImmune of up to an aggregate of $180,000 if we achieve specified commercial milestones with respect to a KTN3379 product, and up to an aggregate of $90,000 if we achieve specified commercial milestones with respect to a Follow-on Product.

In January 2014, we achieved a clinical milestone under the MedImmune Agreement and recorded research and development expense of $4,000 for the payment due upon that milestone achievement. In April 2014, we made the payment of $4,000 to MedImmune. During the year ended December 31, 2015, no additional clinical and regulatory milestones were achieved under the MedImmune Agreement, and no additional milestone payments were made by us.

We have also agreed to pay MedImmune a tiered royalty on annual net sales of each KTN3379 product by us, our affiliates and our sublicensees at rates ranging from high single-digit to low teens percentages, depending on annual net sales of the relevant KTN3379 product in the applicable year, and a tiered royalty on annual net sales of each Follow-on Product by us, our affiliates and our sublicensees at rates ranging in the mid single-digit percentages, depending on annual net sales of the relevant Follow-on Product in the applicable year. These royalties may be reduced in specified circumstances, and are payable on a product-by-product and country-by-country basis until the later to occur of ten years after the first commercial sale of the product in that country and the expiration of MedImmune’s patent rights that cover the sale of the product in that country.

We have agreed to pay MedImmune an additional royalty on annual net sales of each KTN3379 product and Follow-on Product by us, our affiliates and our sublicensees at a rate in the low single digits, which royalty is intended to cover MedImmune’s royalty payment obligations to a specified third party and accordingly would be reduced to the extent that MedImmune’s royalty payment obligations to such third party are lower. We have also agreed to pay specified annual fees and development and commercialization milestone payments with respect to KTN3379 products and Follow-on Products, and royalties on annual net sales of KTN3379 products and Follow-on Products at a rate in the low single digits, to certain other third parties from whom MedImmune licensed certain intellectual property. These annual fees could total up to £375 for any product in any year, depending on who manufactures the product in such year and the manufacturing process that is used, and these milestone payments could total up to $250 for any product, if we achieve specified clinical and regulatory milestones, plus up to $2,000 for any year depending on our annual net sales of KTN3379 products and Follow-on Products in such year. In each case, our payment obligations would not exceed MedImmune’s payment obligations under its applicable agreements with such third parties.

During the years ended December 31, 2014 and 2015, no royalties were owed or paid by us under the MedImmune Agreement.

Research Agreements

We are a party to an amended and restated research agreement under which we reimburse Yale for research expenses. Under this agreement, we have made payments of $1,500 during each of the years ended December 31, 2014 and 2015. In July 2014, we entered into an amendment extending the amended and restated research agreement for the period of June 2014 through June 2017, and, as required, we will continue to make annual payments of $1,500 to fund such reimbursable costs. The July 2014 amendment had an effective date of June 4, 2014.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

In December 2014, we entered into a three-year sponsored research agreement with Yale under which we committed to fund the research and experimental activities relating to the function of TAM RTKs in the regulation of different types of immune responses. Under this agreement, we will reimburse Yale for all direct and indirect research expenses in an amount not to exceed $742. As of December 31, 2014, we had made no payments under the sponsored research agreement. During the year ended December 31, 2015, we recognized expenses of $247 and made payments of $212 under the sponsored research agreement.

In addition, in connection with the sponsored research agreement, we committed to provide an unconditional gift to Yale in the amount of $504, which is to be paid over a three-year period in annual installments of $168. These gift funds will be used to support the research activities in the laboratory of Yale’s lead investigator on our TAM discovery program. We recorded the full amount of $504 as research and development expense in our consolidated statement of operations during the year ended December 31, 2014 and as accrued expenses and other current liabilities of $336 and long-term liabilities of $168 on our consolidated balance sheet as of December 31, 2014. In May 2015, we amended the agreement with Yale related to the gift such that the gift is conditionally payable only if the sponsored research agreement remains effective at each of the specified annual payment dates. As a result, in May 2015, we reversed $336 of accrued expenses and recorded a reduction of $336 to research and development expenses related to gift amounts that were unpaid at that time. In January and December 2015, we paid the first two installments of $168 each. The remaining payment is scheduled to be made in December 2016, provided that the sponsored research agreement remains effective through that date.

Manufacturing Agreements

Lonza Agreement

We are a party to a development manufacturing and services agreement and related license agreement for preclinical and clinical development and manufacturing services with Lonza Sales AG (“Lonza”). Under the license agreement with Lonza, we have agreed to make one-time payments to Lonza of £100 if we achieve a specified regulatory milestone with respect to each product that is manufactured by Lonza. We have also agreed to pay a tiered royalty on annual worldwide net sales of each such product by us, our affiliates and our sublicensees, in a range of low single-digit percentages, until ten years after the first commercial sale of the relevant product.

We have also agreed to pay to Lonza an annual fee of £300 for each sublicense of Lonza’s intellectual property that we enter into with a competing contract manufacturer, unless the sublicense results from a material failure by Lonza to perform its manufacturing obligations to us or refusal by Lonza to perform manufacturing services on commercially reasonable terms, until the sublicensee no longer manufactures the relevant product or, if earlier, ten years after the first commercial sale of the relevant product.

BI Agreement

In January 2015, we entered into a master services agreement with Boehringer Ingelheim Biopharmaceuticals GmbH (“BI”) under which BI has agreed to perform activities related to the manufacture of KTN3379 for clinical testing and other development activities on a fee-for-service basis (the “BI agreement”). The agreement does not provide for minimum annual production or purchase requirements. While we will be supplying BI with certain aspects of the manufacturing process for KTN3379 that we have received from MedImmune, BI will need to perform development work to establish a viable manufacturing process for KTN3379 and may be unable to do so in a timely manner, or at all.

The BI agreement has no specified term and is effective until terminated. Either we or BI may terminate the agreement (i) for convenience, following a specified notice period, (ii) if the other party materially breaches the agreement and the breach remains uncured for a specified period, (iii) if the other party is subject to certain insolvency proceedings, or (iv) if the other party undergoes a change of control by being taken over by a direct competitor of the first party or such other party assigns the BI agreement to a direct competitor of the first party. In addition, BI may

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

terminate the BI agreement if it cannot complete the services for scientific or technical reasons. We may also terminate the BI agreement (i) if the parties cannot agree on modifications to the manufacturing process to comply with applicable law, following a specified period, (ii) if BI is unable to perform the services because of force majeure, following a specified period, or (iii) if any person conducting activities on behalf of BI is subject to debarment or exclusion.

If the BI agreement is terminated for reasons other than a material breach by us or our bankruptcy, BI has agreed to assist in the transfer to us, or a party designated by us, of the technology necessary to manufacture KTN3379. Effective upon a technology transfer process from BI to another third-party manufacturer in the future, BI has granted us a worldwide royalty-free non-exclusive license, with right to sublicense under specified BI intellectual property and improvements used in the manufacture of KTN3379, to make, use, sell and import KTN3379. BI will also grant us, at that time, a royalty-free non-exclusive license, with right to sublicense, under certain BI intellectual property and improvements related to the cell culture media used in the manufacture of KTN3379, to manufacture KTN3379 in the United States, European Union and the European Free Trade Association. As consideration for such cell culture media license, we have agreed, if such technology transfer process occurs, to pay specified milestone payments if we engage a third-party manufacturer to make KTN3379 and achieve certain development milestones. If a technology transfer process from BI should become necessary for any reason, we believe that there are a number of potential alternative manufacturers, although we might incur some delay in identifying or qualifying such manufacturers.

The BI agreement will include customary supply terms, including product specifications, batch size requirements, price, payment terms, requirements forecasting, delivery mechanics and quality assurance. If we cancel or postpone any scheduled activities under the BI agreement, we have agreed to pay BI a tiered fee, in accordance with the terms of the BI agreement.

Consulting Agreement—Related Party

In April 2008, we entered into a consulting agreement, which we amended and restated in January 2009 (the “Schlessinger consulting agreement”), and a license agreement (the “Schlessinger license agreement”), each with Joseph Schlessinger, Ph.D., a member of our board of directors. We issued 4,200,000 shares of our common stock to Dr. Schlessinger upon execution of the original consulting agreement with Dr. Schlessinger, and granted to Dr. Schlessinger (i) an option to purchase 75,000 shares of our common stock at an exercise price equal to $0.10 per share that vested in full in July 2011, (ii) an option to purchase 75,000 shares of our common stock at an exercise price equal to $0.10 per share that vested in full in February 2013 and (iii) an option to purchase 75,000 shares of our common stock at an exercise price equal to $0.22 per share that vested in full in December 2013. In addition, we have agreed to pay Dr. Schlessinger consulting fees at a rate of $150 per year and reimburse Dr. Schlessinger for reasonable out-of-pocket expenses properly incurred by Dr. Schlessinger in rendering his services under the Schlessinger consulting agreement.

The initial term of the Schlessinger consulting agreement ended in December 2012 and automatically extends for successive one-year periods, subject to advance notice of either party’s election not to renew the agreement. Further, either we or Dr. Schlessinger may terminate the Schlessinger consulting agreement if the other party breaches any specified agreement between us and the breach remains uncured for a specified period. If Dr. Schlessinger terminates the Schlessinger consulting agreement for our uncured breach, we have agreed to continue to pay him consulting fees until the Schlessinger consulting agreement would otherwise have terminated.

Under the Schlessinger consulting agreement, we recognized research and development expense and made payments of $150 in each of the years ended December 31, 2014 and 2015. The term of the Schlessinger license agreement is perpetual.

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

15.  Employee Savings Plan

We have established a savings plan in the U.S. that qualifies under Section 401(k) of the IRC. Participating U.S. employees may contribute up to $40 of their salary, as adjusted for cost-of-living increases under IRC Section 415(d). We may, but are not obligated to, make a matching contribution up to a certain percentage of each employee’s contribution. Matching contributions are invested proportionate to each participant’s voluntary contributions in the investment options provided under the plan. We did not make any matching contributions during the years ended December 31, 2014 and 2015.

16.  Subsequent Events

For our consolidated financial statements as of December 31, 2015 and for the year then ended, we evaluated subsequent events through April 27, 2016, the date on which those financial statements were issued.

Termination of Spirogen License Agreement

In February 2016, we terminated the Spirogen License Agreement (see Note 14) for convenience effective as of March 25, 2016. We incurred no incremental costs upon such termination.

Renewal of Facilities Lease

In March 2016, we exercised our first renewal option on our existing office lease (see Note 7), which extended the lease through April 30, 2019 and requires aggregate lease payments of $1,986, of which $439 is payable in 2016, $662 is payable in 2017, $664 is payable in 2018 and $221 is payable in 2019.